EXHIBIT 21

SEARCHLIGHT MINERALS CORP.

LIST OF WHOLLY OWNED SUBSIDIARIES

1. Clarkdale Minerals LLC, a Nevada limited liability company

2. Clarkdale Metals Corp., a Nevada corporation